Exhibit 1.1

          Van Kampen American Capital Equity Opportunity Trust
                                Series 24
                             Trust Agreement

                                         Dated:  January 19, 1996

     This Trust Agreement among Van Kampen American Capital Distributors, Inc., as Depositor, American Portfolio Evaluation Services, a division of Van Kampen American Capital Investment Advisory Corp., as Evaluator, Van Kampen American Capital Investment Advisory Corp., as Supervisory Servicer, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Van Kampen Merritt Equity Opportunity Trust, Series 1 and Subsequent Series, Standard Terms and Conditions of Trust, Effective November 21, 1991" (herein called the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                            Witnesseth That:

     In consideration of the premises and of the mutual agreements herein contained, the Depositor, Evaluator, Supervisory Servicer and Trustee agree as follows:

                                 Part I
                 Standard Terms and Conditions of Trust

     Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                 Part II
                  Special Terms and Conditions of Trust

     The following special terms and conditions are hereby agreed to:

          1. The Securities defined in Section 1.01(22), listed in the Schedule hereto, have been deposited in trust under this Trust Agreement.

          2. The fractional undivided interest in and ownership of the Trust represented by each Unit is the amount set forth under "Summary of Essential Financial Information - Fractional Undivided Interest in the Trust per Unit" in the Prospectus.

          3.   Section 1.01(1) shall be amended to read as follows:

               "(1) "Depositor" shall mean Van Kampen American Capital Distributors, Inc. and its successors in interest, or any successor depositor appointed as hereinafter provided."

          4.   Section 1.01(3) shall be amended to read as follows:

               "(3)   "Evaluator"  shall mean American  Portfolio
               Evaluation Services, a division of Van Kampen American Capital Investment Advisory Corp. and its successors in interest, or any successor evaluator appointed as hereinafter provided."

          5. Notwithstanding anything to the contrary, all references to a Supervisory Servicer fee shall be inapplicable.

               "(4) "Supervisory Servicer" shall mean Van Kampen American Capital Investment Advisory Corp. and its successors in interest, or any successor portfolio supervisor appointed as hereinafter provided."

          6.   Section 1.01(19) will be inapplicable for this Trust.

          7.   The Initial Date of Deposit for the Trust is January 19,
     1996.

          8. Notwithstanding anything to the contrary appearing in the Standard Terms and Conditions of Trust, "Stepstone Growth Equity and Treasury Securities Trust, Series 1" will replace "Select Equity and Treasury Trust."

          9.   The second sentence in the second paragraph of Section
     3.11 shall be revised as follows: "However, should any issuance, exchange or substitution be effected notwithstanding such rejection or without an initial offer, any securities, cash and/or property received shall be deposited hereunder and shall be promptly sold, if securities or property, by the Trustee unless the Depositor advises the Trustee to keep such securities, cash or properties."

         10.   Section 1.01(10) shall be amended to read as follows:

               "(10) "Mutual Fund" shall mean any open-end diversified management investment company deposited in a Trust as specified in the Trust Agreement thereof."

         11. Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, the term "Equity Securities" shall be replaced with "Mutual Fund shares."

         12. Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, the maturity value of the Zero Coupon Obligations on a per Unit basis shall equal at least $11.00.

         13. Section 3.01 of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

               "Section  3.01.     Initial Costs.  The  following
               organization and regular and recurring expenses of a Trust shall be borne by the Trustee: (a) to the extent not borne by the Depositor, expenses incurred in establishing a Trust, including the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture, and other documents relating to a Trust, Securities and Exchange Commission and state blue sky registration fees, the costs of the initial valuation of the portfolio and audit of a Trust, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses, (b) the amount specified in
               Section 3.05 and Article VIII, (c) to the extent permitted by Section 6.02, auditing fees and, to the extent not borne by the Depositor, expenses incurred in connection with maintaining a Trust's registration statement current with Federal and State authorities, (d) any Certificates issued after the Initial Date of Deposit ; and (e) expenses of any distribution agent. The Trustee shall be reimbursed for those organizational expenses referred to in clause (a) as provided in the related Prospectus.

         14. Section 3.02 of the Standard Terms and Conditions of Trust shall be amended by inserting the following immediately after the parenthetical in the first sentence of the first paragraph of such
     Section 3.02:

               "and any Rule 12b-1 fees rebated by or on behalf of the Mutual Fund"

          15. Section 3.06(A)(1) of the Standard Terms and Conditions of Trust is revised by inserting "and the amount of any rebated Rule 12b-1 fees" at the end of such Section.

          16. Section 3.11 shall be revised by inserting the following section at the end of the first paragraph of such Section:

               "In the event that the trustee shall have been notified at any time of any action to be taken or proposed to be taken by at least a legally required number of holders of the shares of any Mutual Fund deposited in a Trust, the Trustee shall take such action or omit from taking any action, as appropriate, so as to insure that the shares of such Mutual Fund are voted as closely as possible in the same manner and the same general proportion, with respect to all issues, as are the shares of such Mutual Fund held by owners other than the Trust."

       17.     Section 4.01(b) shall be revised by replacing (i) through
     (iv) in the second sentence of such Section with the following:

               "(i) on the basis of current offering prices for the Zero Coupon Obligations as obtained from investment dealers or brokers who customarily deal in securities comparable to those held by the Trust, and, with respect to any Mutual Fund shares deposited in a Trust, the net asset value of such shares, (ii) if offering prices are not available for the Zero Coupon Obligations, on the basis of the offering price for comparable securities, and, with respect to any Mutual Fund shares deposited in a Trust, the net asset value of such shares, (iii) by determining the valuation of the Zero Coupon Obligations on the offering side of the market by appraisal, and, with respest to any Mutual Fund shares deposited in a Trust, the net asset value of such shares, or"

     18.  Section 4.01(c) shall be replaced with the following:

               "(c) After the initial offering period and both during and after the initial offering period, for purposes of the Trust Fund Evaluations required by Section 5.01 in determining Redemption Value and Unit Value, Evaluation of the Securities shall be made in the manner described in
               Section 4.01(b), on the basis of current bid prices for the Zero Coupon Obligations and the net asset value of the Mutual Fund shares."

         19. Section 5.01 shall be amended by replacing the text following (ii) and (iii) in the first sentence of such Section with the following:

               "(ii) the aggregate Evaluation of all Securities (including Contract Obligations) on deposit in the Trust as determined by the Evaluator (such Evaluation to be made on the basis of bid prices (if Zero Coupon Obligations are sold on such day, then such Evaluation for the Zero Coupon Obligations shall be at the weighted average of the execution prices for all Zero Coupon Obligations sold on such day) for the Zero Coupon Obligations and Net Asset Value for the Mutual Fund shares for the purpose of computing redemption value of Units as set forth in
               Section 5.02 hereof, plus (iii) all other income from the Securities (including dividends receivable on Mutual Fund shares trading ex-dividend as of the date of such valuation and accrued rebate of Rule 12b-1 fees as reported to the Trustee upon which notification the Trustee is authorized conclusively to rely) as of the close of business on the date of such Evaluation together with all other assets of the Trust."

               20.  Notwithstanding anything to the contrary in Section
     5.02 of the Standard Terms and Conditions of trust, upon redemption, Unitholders will be entitled to an "In Kind Distribution" pursuant to the terms specified in the Prospectus.

          21. Section 6.01(i) of the Standard Terms and Conditions of Trust shall be amended by deleting the first word of such Section and replacing it with the following:

               "Except as provided in Sections 3.01 and 3.05, no"

          22. Section 8.02(d)(i)(y) shall be replaced in its entirety with the following"

               "(y) such Unitholder's pro rata share of the remaining Mutual Funds shares, in kind, to the extent of the fractional portion of a share allowed to be transferred on the Transfer Books of the Mutual Fund,"

          23. Section 8.02(d)(i) shall be revised by adding the following sentence at the end of such Section:

               "Notwithstanding the foregoing, Unitholders may elect to invest that portion of the proceeds received upon termination represented by cash into Mutual Fund shares without a sales charge to the extent allowed by the Mutual Fund."

          24. Section 8.04 is hereby amended by inserting the following at the end of such Section:

               ", except as provided in Sections 3.01 and 3.05"

          25. Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, the requisite number of Units needed to be tendered to exercise an In Kind Distribution as set forth in Sections 5.02 and 8.02 shall be that number set forth in the Prospectus.

          26. Section 8.02 is hereby revised to require an affirmative vote of Unitholders representing 66 2/3% of the then outstanding Units to terminate the Trust rather than the 51% indicated therein.

          27. Notwithstanding anything to the contrary, Units shall be issued in book entry form as described in the Prospectus and will not be held in certificated form.

     In Witness Whereof, Van Kampen American Capital Distributors, Inc. has caused this Trust Agreement to be executed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be hereto affixed and attested by its Secretary or one of its Vice Presidents or Assistant Secretaries, American Portfolio Evaluation Services, a division of Van Kampen American Capital Investment Advisory Corp., and Van Kampen American Capital Investment Advisory Corp., have each caused this Trust Indenture and Agreement to be executed by their respective President or one of their respective Vice Presidents and the corporate seal of each to be hereto affixed and attested to by the Secretary, Assistant Secretary or one of their respective Vice Presidents or Assistant Vice Presidents and The Bank of New York, has caused this Trust Agreement to be executed by one of its Vice Presidents and its corporate seal to be hereto affixed and attested to by one of its Assistant Treasurers all as of the day, month and year first above written.


                                    Van Kampen American Capital
                                       Distributors, Inc.

                                    By  Sandra A. Waterworth
                                        Vice President
Attest:


By Gina M. Scumaci
   Assistant Secretary
                                    American Portfolio Evaluation
                                       Services, a division of Van Kampen
                                       American Capital Investment
                                       Advisory Corp.

                                    By  Dennis J. McDonnell
                                        President
Attest

By Scott E. Martin
   Assistant Secretary

                                    Van Kampen American Capital
                                       Investment Advisory Corp.

                                    By  Dennis J. McDonnell
                                        President
Attest

By Scott E. Martin
   Assistant Secretary

                                    The Bank of New York

                                    By  Jeffrey Bieselin
                                        Vice President
Attest

By Norbert Loney
   Assistant Treasurer

                      Schedule A to Trust Agreement
                     Securities Initially Deposited

                                   in

     Van Kampen American Capital Equity Opportunity Trust, Series 24

(Note: Incorporated herein and made a part hereof is the "Portfolio" as set forth in the Prospectus.)